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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 2, (No. 333-89484) of our report dated February 11, 2002, except as to the issuance of convertible preferred stock and warrants described in Note 19, which is as of March 15, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in Aviall, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
August 7, 2002